United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 3, 2023

Date of Report (Date of earliest event reported)

AGBA GROUP HOLDING LIMITED

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-38909	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

AGBA Tower 68 Johnston Road Wan Chai, Hong Kong SAR	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 3601 8363

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.001 par value	AGBA	NASDAQ Capital Market
Warrants, each warrant exercisable for one-half of one Ordinary Share for $11.50 per full share	AGBAW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Event

AGBA Group Holding Limited (the “Company”) has reason to believe that there has been irregular trading activities in the Company’s ordinary shares by unknown parties since April 28 2023. On those irregular trading days, trading volume represented more than 100% of the Company’s freely tradeable shares. The Company wanted to stress that the controlling shareholder, TAG Holdings Limited (“TAG”), currently holds 55,500,000 ordinary shares of AGBA (the “Ordinary Shares”), which represents approximately 82.3% of the Company’s outstanding Ordinary Shares as of the date of this report. TAG has not sold any Ordinary Shares since the date of the Company’s listing on Nasdaq in November 2022. All of the Ordinary Shares held by TAG are restricted shares and are required to be registered under the Securities Act of 1933 (the “Act”) or rely any applicable exemption from registration under the Act in order to be sold in the public market.

On October 3, 2023, the Company delivered a letter to the Securities and Exchange Commission and to Nasdaq regarding these abnormal trading activities. The Company is taking these matters seriously and is committed to ensuring that the Company’s shareholders are protected.

Item - 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Exhibit
99.1	Press Release dated October 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGBA GROUP HOLDING LIMITED

	By:	/s/ Shu Pei Huang, Desmond
		Name:	Shu Pei Huang, Desmond
		Title:	Acting Group Chief Financial Officer

Dated: October 3, 2023

2